Exhibit 10.7.1

AMENDMENT TO THE EMPLOYMENT AGREEMENT
(the “Amendment”)

     THIS AMENDMENT, is made and entered into as of April 2, 2009, by and between MabCure Inc., (the “Company”), and Dr. Amnon Gonenne (the “Executive”). (Together the “Parties”, and each individually, a “Party”).

     WHEREAS, the Company and the Executive entered into an Employment Agreement dated July 7, 2008 (the “Agreement”); and

     WHEREAS, the Parties are interested in amending the Agreement effective as of the signing of the Agreement to clarify the intent of the Parties and to correct a mistake in the description of the shares issued to the Executive, while leaving the Agreement’s remaining terms and conditions in full force and effect.

     NOW THEREFORE, the Parties hereby agree to amend the Agreement as follows:

1. Except as specifically modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and shall continue to govern the business relationship between the Parties. In the event of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

2. The capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement, unless defined otherwise herein.

3. Sections 2.6 and 3.8 of the Agreement shall be deleted.

4. This Amendment and the Agreement constitute the entire agreement among the Parties with respect to the subject matter herein and therein, and supersede all prior agreements and understandings among the Parties with respect to the subject mater hereof or thereof.

     IN WITNESS HEREOF, the Parties have executed this Amendment.

MabCure Inc.	Dr. Amnon Gonenne

/s/ Itshak Zivan	/s/ Dr. Amnon Gonenne
Name: Itshak Zivan	Date: April 1, 2009
Title: Director
Date: March 18, 2009